EXHIBIT 99.1


                              Paul Broyer, Candela Corporation 508-358-7400 x435


                 CANDELA REPORTS SIGNIFICANT GROWTH IN EARNINGS

                            ON 36% INCREASE IN SALES

WAYLAND, MA, April 29, 2003 -- Candela Corporation (NASDAQ: CLZR) announced today that revenues for the quarter ended March 29, 2003 were $21,987,000 versus $16,147,000 for the same quarter one year earlier, a 36% increase.

The Company said that net income was $2,620,000 or $0.25 per share compared to a loss of $291,000 or ($0.03) per share a year earlier.

Included in the profit for the quarter was $0.07 per share, resulting from a favorable outcome of its arbitration proceeding against Physician Sales & Service, Inc., a division of PSS World Medical ("PSS").

For the nine-month period ending March 29, 2003, the Company reported revenues of $54,356,000 versus $40,683,000, a 34% increase over the same period a year earlier.

Net income for the nine-month period was $3,824,000 or $0.38 cents per share versus a loss of $2,684,000 or ($0.26) per share for the same period last year.

Gerard E. Puorro, Candela's President and Chief Executive Officer, commented:
"Our growth in sales and profits continues. At the American Academy of Dermatology (AAD) Annual Meeting held a few weeks ago, we saw continued enthusiasm for our product offerings. We remain optimistic that this momentum will carry us into the future."

ABOUT CANDELA: Candela Corporation develops, manufactures, and distributes innovative clinical solutions that enable physicians, surgeons, and personal care practitioners to treat selected cosmetic and medical conditions using lasers, aesthetic laser systems, and other advanced technologies. Founded near Boston in 1970, the company markets and services its products in over 60 countries from offices in the United States, Europe, Japan and other Asian locations. Candela established the aesthetic laser market 14 years ago, and currently has an installed base of over 6,000 lasers worldwide. Candela is an Equal Opportunity and Affirmative Action Employer, M/F/H/V. Visit Candela on the Web at http://www.candelalaser.com.

SAFE HARBOR STATEMENT: Except for the historical information contained herein, this news release contains forward-looking statements that constitute Candela's current intentions, hopes, beliefs, expectations or predictions of the future, which are therefore inherently subject to risks and uncertainties. Candela's actual results could differ materially from those anticipated in Candela's forward-looking statements based on various factors, including without limitation: the cancellation or deferral of customer orders, dependence on a small number of strategic distribution relationships, difficulties in the timely development and market acceptance of new products, market developments that vary from the current public expectations concerning the growth of the laser industry, increased competitive pressures, or changes in economic conditions. Further information on factors that could affect Candela's performance is included in Candela's periodic reports filed with the SEC, including but not limited to, Candela's Annual Report on Form 10-K for the year ended June 29, 2002, and subsequent Quarterly Reports on Form 10-Q. Candela cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Candela expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any such statements to reflect any change in Candela's expectations or any change in events, conditions or circumstances on which any such statement is based.

                                 (TABLES FOLLOW)

                                      # # #


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CANDELA CORPORATION (NASDAQ: CLZR)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                         FOR THE THREE MONTHS ENDED:      FOR THE NINE MONTHS ENDED:
                                      -------------------------------   --------------------------------
                                      MARCH 29, 2003   MARCH 30, 2002   MARCH 29, 2003    MARCH 30, 2002
                                      --------------   --------------   --------------    --------------
Revenue                                   $21,987          $16,147         $54,356           $40,683
Cost of sales                              10,802            8,798          27,281            22,474
                                          -------          -------         -------           -------
Gross Profit                               11,185            7,349          27,075            18,209

Operating expenses:
  Research and development                  1,218            1,260           3,170             3,508
  Selling, general and administrative       6,762            7,006          18,494            19,524
  Restructuring reserve                        -              (693)              -              (693)
                                          -------          -------         -------           -------
Total operating expenses                    7,980            7,573          21,664            22,339
                                          -------          -------         -------           -------
Income (loss) from operations               3,205             (224)          5,411            (4,130)


Other income (expense):
  Interest income                             428              169             563               534
  Interest expense                            (35)            (120)           (214)             (359)
  Other income (expense)                      255              113             (26)              478
                                          -------          -------         -------           -------
Total other income (expense)                  648              162             323               653
                                          -------          -------         -------           -------
Income (loss) before income taxes           3,853              (62)          5,734            (3,477)

Provision for (benefit from) income
 taxes                                      1,233              229           1,910              (793)
                                          -------          -------         -------           -------
Net income (loss)                         $ 2,620          $  (291)        $ 3,824           $(2,684)
                                          =======          =======         =======           =======
Basic earnings (loss) per share           $  0.26          $ (0.03)        $  0.39           $ (0.26)

Diluted earnings (loss) per share         $  0.25          $ (0.03)        $  0.38           $ (0.26)
                                          =======          =======         =======           =======
Weighted average shares outstanding        10,189            9,641           9,903            10,194

Adjusted weighted average shares
 outstanding                               10,437            9,641          10,028            10,194
                                          =======          =======         =======           =======

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CANDELA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(DOLLARS IN THOUSANDS)


                                                        MAR 29,        JUNE 29,
                                                         2003            2002
                                                       --------        --------
Assets

Current assets:
     Cash and cash equivalents                         $ 21,315        $ 19,628
     Accounts receivable, net                            24,818          23,827
     Notes receivable                                       801           1,262
     Inventories                                         11,692          12,118
     Other current assets                                 2,901             870
                                                       --------        --------
Total current assets                                     61,527          57,705
Property and equipment, net                               3,425           3,156
Deferred tax assets                                       5,097           5,442
Prepaid licenses                                          1,273           1,405
Other assets                                                188             183
                                                       --------        --------
Total assets                                           $ 71,510        $ 67,891
                                                       ========        ========


Liabilities and Stockholders' Equity

Current liabilities:
     Accounts payable                                  $  4,021        $  5,133
     Accrued payroll and related expenses                 3,047           3,003
     Accrued warranty                                     4,633           4,452
     Income taxes payable                                 2,762           1,604
     Restructuring reserve                                  409             559
     Other accrued liabilities                            3,225           2,723
     Current portion of long-term debt                       -              740
     Deferred income                                      4,127           4,357
                                                       --------        --------
Total current liabilities                                22,224          22,571

Long-term portion of deferred revenue                     2,445           2,352
Long-term debt                                               -            2,115
                                                       --------        --------
                                                          2,445           4,467
Stockholders' equity
     Common stock                                           125             119
     Less: Treasury stock                               (12,997)        (12,997)
     Additional paid-in capital                          45,769          43,869
     Accumulated earnings                                14,909          11,085
     Cumulative translation adjustment                     (965)         (1,223)
                                                       --------        --------
Total stockholders' equity                               46,841          40,853
                                                       --------        --------
Total liabilities and stockholders' equity             $ 71,510        $ 67,891
                                                       ========        ========
